SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report for Event Occurring February 26, 2002

of

ALLIED HOLDINGS, INC.

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
(404) 370-1100

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
Signature
Financing Agreement, dated February 25, 2002

Item 5. Other Events

     Allied Holdings, Inc. (the “Company”) successfully completed the refinancing of its revolving credit facility as well as its subordinated debt on February 26, 2002. Ableco Finance LLC (“Ableco”), a specialty finance company focusing on refinancings, leveraged lending and asset-based facilities, and Foothill Capital Corporation (“Foothill”), a wholly-owned subsidiary of Wells Fargo & Company, are agents for the new credit facility. The Financing Agreement entered into by the Company in connection with this new credit facility is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

     The new credit facility provides the Company with a revolving credit and term loan facility. The term loans were used to reduce outstanding borrowings on the Company’s revolving credit facility and to purchase and repay the existing $40 million of subordinated debt which originally was to mature on February 1, 2003. The subordinated debt was purchased for $37.25 million.

     Ableco and Foothill provided $173.5 million in financing as part of the new facility and the existing subordinated debtholders provided $29.25 million for a total credit facility of $202.75 million. The new facility matures in February 2005 and is secured by all assets of the Company and its subsidiaries (other than its captive insurance company). The Company’s $150 million of 8 5/8% senior unsecured notes due in 2007 will continue as a part of the Company’s capital structure.

     Statements in this Current Report that are not strictly historical are “forward looking” statements. Such statements include, without limitation, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. Investors are cautioned that such statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability to comply with the terms of its current debt agreements, the ability of the Company to obtain financing in the future, the Company’s highly leveraged financial position, dependence on the automotive industry, labor disputes involving the Company or its significant customers, the dependence on key personnel who have been hired or retained by the Company, the availability of strategic acquisitions, dispositions, or joint venture partners, changes in regulatory requirements which are applicable to the Company’s business, risks associated with conducting business in foreign countries, and changes in vehicle sizes and weights which may impact vehicle deliveries per load. Investors are urged to carefully review and consider the various disclosures made by the Company in this Current Report and in the Company’s other reports filed with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial Statements.

None

(b)	Pro Forma Financial Statements.

None

(c)	Exhibits.

	10.1	Financing Agreement, dated as of February 25, 2002, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a “Guarantor” on the signature pages thereto, each of the lenders from time to time party thereto as a Senior Lender, each of the lenders from time to time party thereto as a Subordinated Term Loan D Lender, Ableco Finance LLC, as collateral agent, and Foothill Capital Corporation, as administrative agent.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2002

ALLIED HOLDINGS, INC.

	By:	/s/ Daniel H. Popky

	Name:	Daniel H. Popky
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

10.1	Financing Agreement, dated as of February 25, 2002, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a “Guarantor” on the signature pages thereto, each of the lenders from time to time party thereto as a Senior Lender, each of the lenders from time to time party thereto as a Subordinated Term Loan D Lender, Ableco Finance LLC, as collateral agent, and Foothill Capital Corporation, as administrative agent